UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2014

Bison Instruments, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-27297	E41-0947661
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7725 Vasserman Trail, Chanhassen, MN	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-938-1055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting

On May 20, 2014, the Board of Directors of Bison Instruments, Inc., a Minnesota corporation, (OTCBB: BSOIE) (the “Company”), authorized its officers to take all necessary action to terminate the registration of the common shares of the Company under Section 12(g) Securities Exchange Act of 1934, as amended (“Exchange Act”). Such termination will result in discontinuing the Company’s obligations as a public reporting company under the Exchange Act. The Company’s Board of Directors made this determination after receiving notice that further funding of its ongoing operations has been discontinued. Consequently, the Company will not have funds to pay for its obligations, including, audits and the filing of reports with the Securities and Exchange Commission (the “SEC”).

The Company is eligible to terminate its registration because the Company has fewer than 300 shareholders of record. The Company intends to file a Form 25 with the SEC within 10 days of the filing of this 8-K and press release as required under 17 C.F.R. 240.12d2-2(c)(2)(iii).

Thereafter, the Company intends to file a Form 15 with the SEC certifying that the number of shareholders holding its common stock of record is less than 300 persons to deregister its shares under Section 12(g) and suspend its reporting obligations under Section 15(d) of the Exchange Act. Upon filing the Form 15, the Company will no longer be obligated to file certain Exchange Act reports (Forms 10-K, 10 Q or 8 K ) with the SEC.

As a result of the above actions the Company’s Board of Directors expects that such termination will become effective 90 days after filing the Form 15.

The Company also intends to call a shareholders’ meeting seeking approval and authority to dissolve the Company.

The Company was engaged in the manufacture and sale of electronic instrumentation. During 1998 and 1999, the Company sold substantially all of its operating assets, including its seismic product lines, and its Airport Runway Friction Measurement System (the “Mu-Meter”). The sales included the intellectual property and inventory of the product lines. In 2000 the Company sold its residual seismic product inventory. Since 2007 the Company has had no active business or assets. However, the Company explored various alternatives, including acquisition and reverse merger opportunities for use of the public corporate entity. It was unable to consummate any acquisition or transaction.

Andus Inc., a Delaware corporation, owns 67.05% of the Company. Andus Inc. is a wholly owned subsidiary of Androcan Inc., a Canadian corporation. Since 2007, Andus Inc. committed annually to lend the Company funds so that the Company, among other things, could maintain its corporate existence, audit its books, maintain registration of its common shares under Section 12(g) of the Exchange Act and seek other opportunities. Its last commitment ended May 1, 2014. The total amount of Andus’ loans to date approximate $ 553,200. Andus has since determined to cease making any further loans to the Company. The Company has been informed that Andus intends to vote its shares in favor of the Company’s dissolution.

As a result of the lack of funding from Andus and the Company having no other business or revenues the Company is unable to continue maintaining its corporate existence, audit its books, maintain registration of its common shares under Section 12(g) of the Exchange Act and seek other opportunities. Andus has informed the Company that it will discharge its loans and not attempt to take any action to collect the same from the Company as the Company has no assets or ability to pay the same.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bison Instruments, Inc.
(Registrant)

Date May 21, 2014
/s/ Fred E. Ross
Fred E. Ross
Chief Executive Officer and Director